UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2017

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2017, Select Medical Corporation (“Select”) entered into a senior secured credit agreement (the “Credit Agreement”) that provides for $1.6 billion in senior secured credit facilities (“Senior Secured Credit Facilities”) composed of a $1.15 billion, seven-year term loan (“Term Loan”) and a $450 million, five-year revolving credit facility (“Revolving Credit Facility”), including a $75 million sublimit for the issuance of standby letters of credit.  Borrowings under the Senior Secured Credit Facilities are guaranteed by Select Medical Holdings Corporation (“Holdings”) and substantially all of Select’s current domestic subsidiaries and will be guaranteed by Select’s future domestic subsidiaries and secured by substantially all of Select’s existing and future property and assets and by a pledge of Select’s capital stock, the capital stock of Select’s domestic subsidiaries and up to 65% of the capital stock of Select’s foreign subsidiaries held directly by Select or a domestic subsidiary.

Borrowings under the Senior Secured Credit Facilities will bear interest at a rate equal to:

•                  in the case of the Term Loan, Adjusted LIBO plus 3.50%, or Alternate Base Rate plus 2.50%; and

•                  in the case of the Revolving Credit Facility, Adjusted LIBO plus a percentage ranging from 3.00% to 3.25%, or Alternate Base Rate plus a percentage ranging from 2.00% to 2.25%, in each case based on Select’s leverage ratio.

“Adjusted LIBO” is defined as, with respect to any interest period, the London interbank offered rate for such interest period, adjusted for any applicable statutory reserve requirements; provided that Adjusted LIBO, when used in reference to the Term Loan, will at no time be less than 1.00% per annum.

“Alternate Base Rate” is defined as the highest of (a) the administrative agent’s Prime Rate, (b) the NYFRB Rate plus 1/2 of 1.00% and (c) the Adjusted LIBO from time to time for an interest period of one month, plus 1.00%.

The Term Loan will amortize in equal quarterly installments on the last business day of each March, June, September and December in amounts equal to 0.25% of the aggregate original principal amount of the Term Loan commencing on June 30, 2017.  The balance of the Term Loan will be payable on March 8, 2024, provided that if on March 1, 2021 (the “Tranche B Trigger Date”) any of Select’s 6.375% Senior Notes due 2021 are outstanding, the maturity date for the Term Loan will be the Tranche B Trigger Date.  Similarly, the Revolving Credit Facility will be payable on March 8, 2022, provided that if on February 1, 2021 (the “Revolving Trigger Date”) any of Select’s 6.375% Senior Notes due 2021 are outstanding, the maturity date for the Revolving Credit Facility will be the Revolving Trigger Date.

Select will be required to prepay borrowings under the Senior Secured Credit Facilities with (1) 100% of the net cash proceeds received from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation, subject to reinvestment provisions and other customary carveouts and, to the extent required, the payment of certain indebtedness secured by liens subject to a first lien intercreditor agreement, (2) 100% of the net cash proceeds received from the issuance of debt obligations other than certain permitted debt obligations, and (3) 50% of excess cash flow (as defined in the Credit Agreement) if Select’s leverage ratio is greater than 4.50 to 1.00 and 25% of excess cash flow if Select’s leverage ratio is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00, in each case, reduced by the aggregate amount of term loans, revolving loans and certain other debt optionally prepaid during the applicable fiscal year.  Select will not be required to prepay borrowings with excess cash flow if Select’s leverage ratio is less than or equal to 4.00 to 1.00.

The Senior Secured Credit Facilities require Select, for the benefit of the lenders under the Revolving Credit Facility, to maintain a leverage ratio (based upon the ratio of indebtedness for money borrowed net of cash or cash equivalents to consolidated EBITDA, as defined in the Credit Agreement), which is tested quarterly and currently must not be greater than 6.25 to 1.00 and after March 31, 2019 must not be greater than 6.00 to 1.00.  Failure to comply with this covenant would result in an event of default under the Revolving Credit Facility and, absent a waiver or an amendment from the Revolving Lenders, preclude Select from making further borrowings under the Revolving Credit Facility and permit the Revolving Lenders to accelerate all outstanding borrowings under the Revolving Credit Facilities. Upon termination of the commitments for the Revolving Credit Facility and acceleration of all outstanding borrowings thereunder, failure to comply with the covenant also would constitute an Event of Default with respect to the Term Loans and holders of the Term Loans then may exercise remedies.

The Senior Secured Credit Facilities also contain a number of other affirmative and restrictive covenants, including limitations on mergers, consolidations and dissolutions; sales of assets; investments and acquisitions; indebtedness; liens; affiliate transactions; and dividends and restricted payments. The Senior Secured Credit Facilities contain events of default for non-payment of principal and interest when due, cross-default and cross-acceleration provisions and an event of default that would be triggered by a change of control.

Select used borrowings under the Senior Secured Credit Facilities to refinance all of its outstanding indebtedness under its existing senior secured credit facilities and to pay fees and expenses in connection with the refinancing.

JPMorgan Chase Bank, N.A. is the administrative agent and collateral agent for the Senior Secured Credit Facilities and JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, PNC Capital Markets LLC and Morgan Stanley Senior Funding, Inc., are acting as joint lead arrangers and joint bookrunners for the Senior Secured Credit Facilities.  Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are acting as co-syndication agents for the Senior Secured Credit Facilities and RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, PNC Bank, National Association and Morgan Stanley Senior Funding, Inc. are acting as co-documentation agents for the Senior Secured Credit Facilities.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed by this Item 2.03 is set forth above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Credit Agreement, dated as of March 6, 2017, among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as Co-Syndication Agents and RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, PNC Bank, National Association and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents and the other lenders and issuing banks party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: March 6, 2017	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of March 6, 2017, among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as Co-Syndication Agents and RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, PNC Bank, National Association and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents and the other lenders and issuing banks party thereto.